As filed with the Securities and Exchange Commission on November 17, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ESSENT GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification Number)

Essent Group Ltd.
Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
(441) 297-9901
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

The Corporation Trust Company
1015 15th Street N.W., Suite 1000
Washington, DC 20005
(202) 572-3100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Mark A. Casale President and Chief Executive Officer Essent Group Ltd. Clarendon House 2 Church Street Hamilton HM 11, Bermuda (441) 297-9901	Michael Groll, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000

          Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement as determined by the Registrant, depending on market conditions and other factors.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE(1)

Common Shares, par value $0.015 per share	13,800,000

(1)
In accordance with Rule 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

          This registration statement contains a prospectus relating to both the offering of newly issued common shares of Essent Group Ltd. and the resale of common shares of Essent Group Ltd. that have been previously issued.

PROSPECTUS

ESSENT GROUP LTD.

COMMON SHARES

        Essent Group Ltd. and a group of selling shareholders may, from time to time, offer, issue and sell, together or separately, up to 13,800,000 common shares of Essent Group Ltd., par value $0.015 per share, pursuant to the registration statement of which this prospectus forms a part.

        This prospectus contains a general description of the common shares we and the selling shareholders may offer, which will be supplemented by a prospectus supplement containing specific information about the terms of that issuance, which also may add, update or change information contained in this prospectus. You should read carefully this prospectus and any applicable supplements before deciding to invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Our common shares are listed on the New York Stock Exchange (the "NYSE") under the symbol "ESNT." We expect that any common shares sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Any prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any other securities exchange of the other securities covered by the prospectus supplement.

        The identity of, and other information relating to, the selling shareholders and any underwriters, dealers or agents involved in the sale of the common shares will be included in the applicable prospectus supplement to this prospectus.

        Consider carefully the "Risk Factors" beginning on page 4, in any accompanying prospectus supplement, and in the reports we file with the Securities and Exchange Commission (the "SEC") that are incorporated by reference into this prospectus before deciding to invest in our common shares.

        Neither the SEC, any state securities commission, the Registrar of Companies in Bermuda, or the Bermuda Monetary Authority (the "BMA"), nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 17, 2014.

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ABOUT THIS PROSPECTUS

        Unless the context otherwise indicates or requires, the terms "we," "our," "us," "Essent," and the "Company," as used in this prospectus, refer to Essent Group Ltd. and its directly and indirectly owned subsidiaries, including our primary operating subsidiary, Essent Guaranty, Inc. When we use the term "Essent Group," we are only referring to Essent Group Ltd. and not its subsidiaries.

        This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a "well-known seasoned issuer" as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"), utilizing a "shelf" registration process. Under this shelf registration process, from time to time, we or the selling shareholders may sell the common shares described in this prospectus. We have provided to you in this prospectus a general description of the common shares that we or the selling shareholders may offer and the general manner in which the common shares can be offered. Each time we or the selling shareholders sell common shares under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the common shares being offered and the manner in which they may be offered. We and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as "other offering material." A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to the common shares and to us and may also include, if applicable, a discussion of material tax considerations. We may also add, update or change in the prospectus supplement or such other offering material any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the applicable prospectus supplement or other offering material, you should rely on the information in the prospectus supplement or other offering material; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with additional information described under the heading "Where You Can Find More Information."

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the common shares offered under this prospectus. The registration statement can be read at the SEC's web site or at the SEC's public reference room mentioned under the heading "Where You Can Find More Information."

        You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" below. We and the selling shareholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling shareholders are not making an offer to sell the common shares or soliciting an offer to buy the common shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

        Any prospectus supplement will contain the names of the underwriters, dealers or agents involved in the sale of the common shares, together with the terms of offering, the compensation of those underwriters and the net proceeds to us.

        We are not making any representation to any purchaser of the common shares regarding the legality of an investment in the common shares by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the common shares.

ESSENT GROUP LTD.

        We are an established and growing private mortgage insurance company. We were formed to serve the U.S. housing finance industry at a time when the demands of the financial crisis and a rapidly changing business environment created the need for a new, privately funded mortgage insurance company. We believe that our growth has been driven largely by the unique opportunity we offer lenders to partner with a well-capitalized mortgage insurer, unencumbered by legacy business, that provides fair and transparent claims payment practices, and consistency and speed of service.

        Private mortgage insurance plays a critical role in the U.S. housing finance system. Essent and other private mortgage insurers provide credit protection to lenders and mortgage investors by covering a portion of the unpaid principal balance of a mortgage in the event of a default. In doing so, we provide private capital to mitigate mortgage credit risk, allowing lenders to make additional mortgage financing available to prospective homeowners.

        Private mortgage insurance helps extend affordable home ownership by facilitating the sale of low down payment loans into the secondary market. Two U.S. Federal government-sponsored enterprises, Fannie Mae and Freddie Mac, which we refer to collectively as the GSEs, purchase residential mortgages from banks and other lenders and guaranty mortgage-backed securities that are offered to investors in the secondary mortgage market. The GSEs are restricted by their charters from purchasing or guaranteeing low down payment loans, defined as loans with less than a 20% down payment, that are not covered by certain credit protections. Private mortgage insurance satisfies the GSEs' credit protection requirements for low down payment loans, supporting a robust secondary mortgage market in the United States.

        Essent Group was organized as a limited liability company under the laws of Bermuda on July 1, 2008. Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Our wholly owned primary insurance subsidiary, Essent Guaranty, Inc., received its certificate of authority from the Pennsylvania Insurance Department in July 2009, and subsequently received licenses to issue mortgage insurance in all 50 states and the District of Columbia. Our website address is www.essentgroup.com. We have included our website address in this prospectus solely as an inactive textual reference. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it to be part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

        In addition to historical information, this prospectus, including the information incorporated by reference into this prospectus, contains statements relating to events, developments or results that we expect or anticipate may occur in the future. These statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as "anticipate," "may," "will," "could," "should," "would," "expect," "intend," "plan," "goal," "contemplate," "believe," "estimate," "predict," "project," "potential," "continue," "seek," "strategy," "future," "likely" or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management's current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including:

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  changes in or to the GSEs, whether through Federal legislation, restructurings or a shift in business practices;

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  failure to continue to meet the mortgage insurer eligibility requirements of the GSEs;

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  competition for our customers;

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  lenders or investors seeking alternatives to private mortgage insurance;

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  increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration;

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  decline in new insurance written ("NIW") and franchise value due to loss of a significant customer;

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  decline in the volume of low down payment mortgage originations;

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  the definition of "Qualified Mortgage" reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs;

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  the definition of "Qualified Residential Mortgage" reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance;

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  the implementation of the Basel III Capital Accord, which may discourage the use of private mortgage insurance;

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  decrease in the length of time our insurance policies are in force;

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  uncertainty of loss reserve estimates;

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  deteriorating economic conditions;

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  management of risk in our investment portfolio;

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  fluctuations in interest rates;

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  inadequacy of the premiums we charge to compensate for our losses incurred;

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  dependence on management team and qualified personnel;

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  disturbance to our information technology systems;

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  change in our customers' capital requirements discouraging the use of mortgage insurance;

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  declines in the value of borrowers' homes;

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  limited availability of capital;

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  unanticipated claims arise under and risks associated with our contract underwriting program;

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  industry practice that loss reserves are established only upon a loan default;

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  disruption in mortgage loan servicing;

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  risk of future legal proceedings;

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  customers' technological demands;

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  our non-U.S. operations becoming subject to U.S. Federal income taxation;

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  becoming considered a passive foreign investment company for U.S. Federal income tax purposes;

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  scope of recently enacted legislation is uncertain;

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  potential inability of our insurance subsidiaries to pay dividends; and

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  other risks and factors listed under "Risk Factors" and elsewhere in this prospectus.

        For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the discussion under "Risk Factors" in this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus, including the discussion under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2013, and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, and those risks detailed in our subsequent reports and registration statements filed from time to time with the SEC. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of the document in which they are included.

RISK FACTORS

        Investing in our common shares involves risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring our common shares. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common shares to decline. You could lose all or part of your investment.

USE OF PROCEEDS

        We do not currently know the number of common shares that ultimately will be sold pursuant to this prospectus or the prices at which such common shares will be sold. We will retain broad discretion over the use of the net proceeds to us from any sale of the common shares described in this prospectus. The use of the net proceeds from any sale of our common shares by us under this prospectus will be specified in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of our common shares by any selling shareholder.

DESCRIPTION OF OUR SHARE CAPITAL

        The following description of our share capital is a summary and is based on the provisions of our amended and restated bye-laws (our "bye-laws") and the applicable provisions of the Bermuda Companies Act of 1981 (the "Companies Act"). This information is qualified entirely by reference to the applicable provisions of our memorandum of association, our bye-laws and the Companies Act. For information on how to obtain copies of our memorandum of association and bye-laws, which are exhibits to the registration statement of which this prospectus is a part, see "Where You Can Find More Information."

Authorized and Outstanding Capital Stock

        Essent Group is authorized to issue a total of 233,333,333.333 common shares, with a par value of $0.015 per share.

        As of November 14, 2014, there were 86,524,092 common shares issued and outstanding, and no preferred shares were authorized, issued or outstanding.

Preference Shares

        Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company.

Common Shares

  General

        Our common shares have no pre-emptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange. Under certain circumstances and subject to the provisions of Bermuda law and our bye-laws, we may be required to make an offer to repurchase shares held by members. All of our outstanding shares of common shares are fully paid and nonassessable. Our common shares are listed on the NYSE under the symbol "ESNT."

  Dividend Policy

        The board may, subject to Bermuda law and our bye-laws, declare a dividend to be paid to our members as of a record date determined by the board, in proportion to the number of shares held by such holder.

  Voting Rights

        In general, and subject to the adjustments described below, holders of our common shares will have one vote for each common share held by them and will be entitled to vote, on a non-cumulative basis, at all meetings of shareholders.

        Under our bye-laws, in the event that a Tentative 9.5% Shareholder (as defined below) exists, the aggregate votes conferred by shares held by a shareholder and treated as Controlled Shares (as defined below) of that Tentative 9.5% Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% Shareholder will constitute less than nine and one-half percent (9.5%) of the voting power of all issued and outstanding shares. The votes of members owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. member shall, in the aggregate, be increased by the same number of votes subject to reduction as described above, provided, however, that no shares shall be conferred votes to the extent that doing so will cause any person to be treated as a 9.5% Shareholder. These reductions will be made pursuant to formulas provided in our bye-laws, as applied by the board within its discretion. Under these provisions certain members may have their voting rights limited to less than one vote per share, while other members may have voting rights in excess of one vote per share.

        "Tentative 9.5% Shareholder" means for a U.S. Person that, but for adjustments or restrictions on exercise of the voting power of shares pursuant to our bye-laws, would be a 9.5% Shareholder.

        "Controlled Shares" means, in reference to any person, all shares that such person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Internal Revenue Code of 1986, as amended (the "Code")) or, in the case of any U.S. Person, constructively (within the meaning of Section 958(b) of the Code); "9.5% Shareholder" means a U.S. Person that (a) owns (within the meaning of Section 958(a) of the Code) any shares and (b) owns, is deemed to own, or constructively owns Controlled Shares which confer votes in excess of 9.5% of the votes conferred by all of the issued and outstanding shares. For purposes of this discussion, the term "U.S. Person" means: (i) an individual citizen or resident of the United States, (ii) a partnership or corporation, created in or organized under the laws of the United States, or organized under the laws of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. Federal income taxation regardless of its source, (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. trustees have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a U.S. Person for U.S. Federal income tax purposes or (v) any other person or entity that is treated for U.S. Federal income tax purposes as if it were one of the foregoing.

        In addition, our bye-laws provide that the board may determine that certain shares shall not carry voting rights or shall have reduced voting rights to the extent that the board reasonably determines that it is necessary to do so to avoid any adverse tax consequences or materially adverse legal or regulatory treatment to us, any of our subsidiaries or any member or its affiliates, provided that the board will use reasonable efforts to ensure equal treatment to similarly situated members to the extent possible under the circumstances.

        Our bye-laws authorize us to request information from any member for the purpose of determining whether a member's voting rights are to be adjusted as described above. If, after a reasonable cure period, a member fails to respond to a request by us for information or submits incomplete or inaccurate information in response to a request, the board may eliminate the member's voting rights. A member will be required to notify us in the event it acquires actual knowledge that it or one of its investors is the actual, deemed or constructive owner of 9.5% or more of our controlled shares.

Dividends and Other Distributions

        Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of the company's assets would thereby be less than its liabilities. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of holders of any preference shares. "Contributed surplus" is defined for purposes of Section 54 of the Companies Act to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets to the company.

Meetings of Shareholders

        Our annual general meeting is held each year. Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days' notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our bye-laws provide that the Chief Executive Officer or the Chairman (if any) or any two directors or any director and the secretary may convene a members meeting. In addition, upon receiving a requisition from the shareholders of at least one tenth (1/10th) of the paid up share capital of the Company, the board shall convene a special general meeting. Under our bye-laws, at least 5 days' notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present throughout and representing in person or by proxy in excess of 50% of the total issued voting shares. Questions proposed for the consideration by the shareholders will be decided by the affirmative vote of the majority of the votes cast.

Voting Rights and Quorum Requirements

        Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Subject to our bye-laws, at any general meeting two or more persons present throughout and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company shall form a quorum for the transaction of business. Generally, except as otherwise provided in the bye-laws or the Companies Act, at any general meeting, subject to any rights or restrictions attached to the shares, every shareholder present in person and every person holding a valid proxy at such meeting shall be entitled to one vote for each voting share held. No shareholder shall be entitled to vote at a general meeting unless such shareholder has paid all the calls on all shares held by them. Subject to the Companies Act and our bye-laws, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast. In the case of an equality of votes the resolution shall fail.

Approval of Corporate Matters by Written Consent

        The Companies Act and our bye-laws provide that shareholders may take action by written resolution signed by the majority of shareholders that would have been required had a meeting occurred and had all shareholders so entitled attended and voted thereat.

Shareholder Proposals

        Under Bermuda law, shareholder(s) may, as set forth below and at their own expense (unless the company otherwise resolves), require the company to: (i) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution that the shareholder(s) may properly move at the next annual general meeting; and/or (ii) circulate to all shareholders entitled to receive notice of any general meeting a statement in respect of any matter referred to in any proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for such a requisition is either: (i) any number of shareholders representing not less than 5% of the total voting rights of all shareholders entitled to vote at the meeting to which the requisition relates; or (ii) not less than 100 shareholders.

Shareholder Advance Notice Procedure

        Our bye-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual general meeting of our shareholders.

        These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our Company.

        The bye-laws provide that any shareholder wishing to nominate persons for election as directors at, or bring other business before, an annual general meeting must deliver to our secretary a timely written notice of the shareholder's intention to do so.

        To be timely, the shareholder's notice must be delivered to or mailed and received by us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice no earlier than 120 days prior to such annual general meeting and no later than the later of 70 days prior to the date of the general meeting or the 10th day following the day on which public announcement of the date of the general meeting was first made by the Company.

        The notice must include the following information:

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  the name and address of the shareholder who intends to make the nomination and the name and address of the person or persons to be nominated or the nature of the business to be proposed;

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  a representation that the shareholder is a holder of record of our share capital entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or to introduce the business specified in the notice;

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  if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the shareholder;

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  such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed under the SEC's proxy rules if the nominee had been nominated or intended to be nominated, or the matter that had been proposed, or intended to be proposed, by the board of directors;

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  if applicable, the consent of each nominee to serve as a director if elected; and

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  such other information that the board of directors may request in its discretion.

Number of Directors

        Our bye-laws provide that our board shall consist of such number of directors being not less than two directors and such number in excess as the board may determine. Our board of directors currently consists of nine directors.

Classified Board of Directors

        Our board is divided into three classes, Class I, Class II and Class III. Each class of directors consists of one-third of the total number of directors constituting the entire board. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting.

Removal of Directors

        Our bye-laws provide that a director may be removed only with cause by a majority vote of the shareholders, provided that the notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

Duties of Directors

        The Companies Act, which applies to us, authorizes the directors of a company, subject to its bye-laws, to exercise all powers of the company except those that are required by the Companies Act or the company's bye-laws to be exercised by the shareholders of the company. Our bye-laws provide that our business is to be managed and conducted by our board. At common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:

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  a duty to act in good faith in the best interests of the company;

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  a duty not to make a personal profit from opportunities that arise from the office of director;

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  a duty to avoid conflicts of interest; and

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  a duty to exercise powers for the purpose for which such powers were intended.

        The Companies Act imposes a duty on directors and officers of a Bermuda company:

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  to act honestly and in good faith with a view to the best interests of the company; and

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  to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

        The Companies Act also imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

        Under Bermuda law, directors and officers generally owe fiduciary duties to the company itself, not to the company's individual shareholders or members, creditors, or any class of either shareholders, members or creditors. Our shareholders may not have a direct cause of action against our directors.

Interested Directors

        Bermuda law provides that if a director has an interest in a material contract or proposed material contract with us or any of our subsidiaries or has a material interest in any person that is a party to such a contract, the director must disclose the nature of that interest at the first opportunity either at a meeting of directors or in writing to the board.

Indemnification of Directors and Officers

        Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may in its bye-laws or in any contract or arrangement between the company and any officer, or any person employed by the company as auditor, exempt such officer or person from, or indemnify him in respect of, any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof.

        We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company's directors or officers for any act or failure to act in the performance of such director's or officer's duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors' and officers' liability policy for this purpose.

Amendment of Memorandum of Association

        Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Certain amendments to the memorandum of association may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

        Amendments to our memorandum of association will require an affirmative vote of the majority of our board and by a resolution of the shareholders including the affirmative vote of not less than 66 2/3% of the votes attaching to all shares in issue.

        These provisions make it more difficult for any person to remove or amend any provisions in our memorandum of association and bye-laws that may have an anti-takeover effect.

Amendment of Bye-laws

        Consistent with the Companies Act, our bye-laws provide that the bye-laws may only be rescinded, altered or amended upon approval by a resolution of our board of directors and by a resolution of our shareholders.

        In the case of certain bye-laws, including the bye-laws relating to the power to demand a vote on a poll, election and removal of directors, indemnification and exculpation of directors and officers, winding up of the company and amendment of memorandum of association provisions, the required resolutions must include the affirmative vote of at least 66 2/3% of our directors then in office and of at least 66 2/3% of the votes attaching to all shares in issue.

Approval of Certain Transactions

  Amalgamations, Mergers and Similar Arrangements

        The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company's board of directors and by its shareholders. Our bye-laws provide that a simple majority of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting is two persons present throughout and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company.

        Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder's shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

        Our bye-laws contain provisions regarding "business combinations" with "interested shareholders."

        Pursuant to our bye-laws, in addition to any other approval that may be required by applicable law, any business combination with an interested shareholder within a period of three years after the date of the transaction in which the person became an interested shareholder must be approved by our board and authorized at an annual or special general meeting by the affirmative vote of at least 66 2/3% of our issued and outstanding voting shares that are not owned by the interested shareholder, unless:

  •
  prior to the time that the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; or

  •
  upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and outstanding voting shares at the time the transaction commenced, excluding for the purposes of determining the number of shares issued and outstanding, those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in an tender or exchange offer.

        The bye-laws define "business combinations" to include the following:

  •
  any merger or consolidation of the Company with the interested shareholder or its affiliates or with any other company, partnership, unincorporated association or other entity if caused by the interested shareholder;

  •
  any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of 10% or more of our assets involving the interested shareholder;

  •
  subject to specified exceptions, any transaction that results in the issuance or transfer by us of any share of the Company to the interested shareholder;

  •
  any transaction involving us that has the effect of increasing the proportionate share of any class or series of our shares beneficially owned by the interested shareholder; or

  •
  any receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.

        An "interested shareholder" is a person that beneficially owns 15% or more of our issued and outstanding voting shares and any person affiliated or associated with us that owned 15% or more of our issued and outstanding voting shares at any time three years prior to the relevant time.

  Takeovers

        An acquiring party is generally able to acquire compulsorily the common shares of minority holders of a company in the following ways:

        By a procedure under the Companies Act known as a "scheme of arrangement." A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

        By acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, by notice compulsorily acquire the shares of any non-tendering shareholder on the same terms as the original offer unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror's notice of its intention to acquire such shares) orders otherwise.

        Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Inspection of Corporate Records

        Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and certain alterations to our memorandum of association. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, which must be presented to the annual general meeting of shareholders.

        The register of members of a company is also open to inspection by shareholders and members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is also required to keep at its registered office a register of directors and officers which is also open to inspection by shareholders and members of the general public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Shareholders' Suits

        Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company's memorandum of association or bye-laws.

        Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company's shareholders than that which actually approved it.

        When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Dissolution

        Under Bermuda law, a solvent company may be wound up by way of a shareholders' voluntary liquidation. Prior to the company entering liquidation, a majority of the directors shall each make a statutory declaration, which states that the directors have made a full enquiry into the affairs of the company and have formed the opinion that the company will be able to pay its debts within a period of 12 months of the commencement of the winding up and must file the statutory declaration with the Bermuda Registrar of Companies. The general meeting will be convened primarily for the purposes of passing a resolution that the company be wound up voluntarily and appointing a liquidator. The winding up of the company is deemed to commence at the time of the passing of the resolution.

Certain Bye-law Provisions

        The provisions of our bye-laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of such persons' terms.

Pine Brook Shareholders Agreement

        We are a party to a shareholders agreement dated November 5, 2013 with certain affiliates of Pine Brook Road Partners ("Pine Brook"), pursuant to which, for so long as Pine Brook holds at least 35% of the shares held by it at the consummation of our initial public offering in November 2013, Pine Brook has the right to nominate one Class III director to our board of directors at each annual general meeting of shareholders at which the term of a Pine Brook designee expires. In addition, we have agreed to use commercially reasonable efforts to take all necessary and desirable actions within our control to cause the election, removal and replacement of such designee in accordance with the shareholders agreement and applicable law.

Registration Rights

        We are party to an amended and restated registration rights agreement dated November 11, 2014 with Essent Intermediate, L.P., Pine Brook Essent Co Invest, L.P., Valorina LLC, The Goldman Sachs Group, Inc., Aldermanbury Investments Limited, PPF Holdings II Ltd., Renaissance Re Ventures Ltd., the Ithan Creek Entities, Commonwealth Annuity and Life Reinsurance Co. Ltd., Mark Casale, and certain other shareholders identified therein, pursuant to which such parties have certain rights with respect to the registration of their shares.

Transfer Agent and Registrar

        The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company, LLC.

PLAN OF DISTRIBUTION

        We and any selling shareholders may sell common shares in any of the ways described below or in any combination:

  •
  to or through underwriters or dealers;

  •
  through one or more agents; or

  •
  directly to purchasers or to a single purchaser.

        The distribution of the common shares may be effected from time to time in one or more transactions:

  •
  at a fixed price, or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the common shares and any applicable restrictions. The prospectus supplement will describe the terms of the offering of the common shares, including the following:

  •
  the name or names of any underwriters, dealers or agents and the amounts of common shares underwritten or purchased by each of them;

  •
  the public offering price of the common shares and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

        Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the common shares being offered thereby.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the common shares. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

        Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the common shares to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

SELLING SHAREHOLDERS

        Selling shareholders may use this prospectus in connection with resales of the common shares. The applicable prospectus supplement will identify the selling shareholders and the maximum number of shares being offered by such selling shareholder, among other things. The selling shareholders will receive all the proceeds from the sale of the common shares resold by them. We will not receive any proceeds from sales by selling shareholders.

LEGAL MATTERS

        The validity of the common shares offered under this prospectus will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Additional legal matters may be passed upon for any underwriters, dealers and agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS

        We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. Federal securities laws.

        We have been advised by Conyers Dill & Pearman Limited, our Bermuda counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of U.S. courts based on the civil liability provisions of the U.S. Federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the U.S. Federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. Federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the common shares registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including exhibits and schedules thereto, may be inspected without charge at the SEC's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. Our common shares are listed on the NYSE under the ticker symbol "ESNT." Our SEC filings are also available (free of charge) from our web site at www.essentgroup.com. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus. Document requests may be directed to Secretary, Essent Group Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. These documents contain important information about us and our financial condition. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 10, 2014;

  •
  the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed on April 4, 2014;

  •
  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2014, filed on May 15, 2014, June 30, 2014, filed on August 14, 2014, and September 30, 2014, filed on November 14, 2014;

  •
  our Current Report on Form 8-K filed on May 9, 2014;

  •
  the description of common shares set forth in our registration statement on Form 8-A/A filed on October 28, 2013, including any and all amendments and reports filed for the purpose of updating that description; and

  •
  any future filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, including any filings after the date of this registration statement until we terminate this offering.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein may be modified or superseded in the future. Any such statement so modified shall not be deemed to constitute a part of this registration statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated costs and expenses (other than underwriting compensation) payable by the Registrant in connection with the sale of the common shares being registered hereby.

	Amount to be Paid*
SEC Registration Fee	$(1)
FINRA filing fee	$50,000	**
Printing	$75,000
Legal fees and expenses	$400,000
Accounting fees and expenses	$250,000
Miscellaneous	$50,000
Total	$825,000

*
All expenses are estimated

**
Based on the average of highest share price on November 14, 2014.

(1)
Deferred in accordance with Rule 456(b) and 457(r) under the Securities Act.

Item 15.    Indemnification of Directors and Officers

        Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may in its bye-laws or in any contract or arrangement between the company and any officer, or any person employed by the company as auditor, exempt such officer or person from, or indemnify him in respect of , any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof.

        We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company's directors or officers for any act or failure to act in the performance of such director's or officer's duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.

        Insurance.    We maintain directors' and officers' liability insurance, which covers directors and officers of our Company against certain claims or liabilities arising out of the performance of their duties.

        Indemnification Agreements.    We have entered into agreements to indemnify our directors and officers. These agreements provide for indemnification of our directors and officers to the fullest extent permitted by applicable Bermuda law against all expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by us or in our right, arising out of such person's services as our director or officer, any of our subsidiaries or any other company or enterprise to which the person provided services at our Company's request.

Item 16.    Exhibits and Financial Statement Schedules

(a)
The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement (to be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein)
3.1	Memorandum of Association (incorporated herein by reference to Exhibit 3.1 of the Registration Statement on Form S-11 (File No. 333-191193) filed on September 16, 2013)
3.2
Certificate of Deposit of Memorandum of Increase of Share Capital, dated as of February 18, 2009 (incorporated herein by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-191193) filed on September 16, 2013)
3.2.1
Certificate of Deposit of Memorandum of Increase of Share Capital, dated as of October 3, 2013 (incorporated herein by reference to Exhibit 3.2.1 of Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-191193) filed on October 21, 2013)
3.3	Amended and Restated Bye-laws (incorporated by reference to Exhibit 3.3 of the Form 10-K (File No. 001-36157) filed on March 10, 2014
4.1	Form of Common Share Certificate (incorporated herein by reference to Exhibit 4.1 of Amendment No.3 to the Registration Statement on Form S-1 (File No. 333-191193) filed on October 21, 2013)
4.2
Third Amended and Restated Registration Rights Agreement, dated as of November 11, 2014, among Essent Group Ltd. and the shareholders party thereto (incorporated herein by reference to Exhibit 4.1 of the Form 10-Q (File No. 001-36157) filed on November 14, 2014)
4.3
Shareholders Agreement, dated as of November 5, 2013, by and among Essent Group Ltd. and Essent Intermediate, L.P. and Pine Brook Essent Co-Invest, L.P. (incorporated by reference to Exhibit 3.3 of the Form 10-K (File No. 001-36157) filed on March 10, 2014)
5.1	Opinion of Conyers Dill & Pearman Limited to the Registrant (filed herewith)
21.1	List of Subsidiaries (filed herewith)
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
24	Power of Attorney (included on the signature page of the Form S-3)
99.1	Form F-N (filed herewith)

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

    (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    That, for the purpose of determining liability under the Securities Act to any purchaser:

    (i)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (5)
    That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its respective securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   If applicable, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, Essent Group Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Radnor, Pennsylvania, on this 17th day of November, 2014.

ESSENT GROUP LTD.
By:	/s/ MARK A. CASALE
	Name:	Mark A. Casale
	Title:	Chairman of the Board of Directors, Chief Executive Officer and President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Essent Group Ltd. hereby severally constitutes and appoints Mark A. Casale and Lawrence E. McAlee, and each of them, as his or her true and lawful attorneys-in-fact and agents, in any and all capacities, with full power of substitution and resubstitution, to sign and file any and all amendments to this registration statement (including post-effective amendments) and any subsequent registration statement filed by Essent Group Ltd. pursuant to Rule 462 of the Securities Act, and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ MARK A. CASALE Mark A. Casale	Chairman of the Board of Directors, Chief Executive Officer and President	November 17, 2014
/s/ LAWRENCE E. MCALEE Lawrence E. McAlee	Senior Vice President, Chief Financial Officer	November 17, 2014
/s/ DAVID WEINSTOCK David Weinstock	Vice President, Chief Accounting Officer	November 17, 2014
/s/ ADITYA DUTT Aditya Dutt	Director	November 17, 2014
/s/ ROY J. KASMAR Roy J. Kasmar	Director	November 17, 2014
/s/ ANDREW TURNBULL Andrew Turnbull	Director	November 17, 2014
/s/ ROBERT GLANVILLE Robert Glanville	Director	November 17, 2014
/s/ ALLAN LEVINE Allan Levine	Director	November 17, 2014
/s/ VIPUL TANDON Vipul Tandon	Director	November 17, 2014
/s/ DOUGLAS J. PAULS Douglas J. Pauls	Director	November 17, 2014
/s/ WILLIAM SPIEGEL William Spiegel	Director	November 17, 2014

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement (to be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein)
3.1	Memorandum of Association (incorporated herein by reference to Exhibit 3.1 of the Registration Statement on Form S-11 (File No. 333-191193) filed on September 16, 2013)
3.2
Certificate of Deposit of Memorandum of Increase of Share Capital, dated as of February 18, 2009 (incorporated herein by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-191193) filed on September 16, 2013)
3.2.1
Certificate of Deposit of Memorandum of Increase of Share Capital, dated as of October 3, 2013 (incorporated herein by reference to Exhibit 3.2.1 of Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-191193) filed on October 21, 2013)
3.3	Amended and Restated Bye-laws (incorporated by reference to Exhibit 3.3 of the Form 10-K (File No. 001-36157) filed on March 10, 2014
4.1	Form of Common Share Certificate (incorporated herein by reference to Exhibit 4.1 of Amendment No.3 to the Registration Statement on Form S-1 (File No. 333-191193) filed on October 21, 2013)
4.2
Third Amended and Restated Registration Rights Agreement, dated as of November 11, 2014, among Essent Group Ltd. and the shareholders party thereto (incorporated herein by reference to Exhibit 4.1 of the Form 10-Q (File No. 001-36157) filed on November 14, 2014)
4.3
Shareholders Agreement, dated as of November 5, 2013, by and among Essent Group Ltd. and Essent Intermediate, L.P. and Pine Brook Essent Co-Invest, L.P. (incorporated by reference to Exhibit 3.3 of the Form 10-K (File No. 001-36157) filed on March 10, 2014)
5.1	Opinion of Conyers Dill & Pearman Limited to the Registrant (filed herewith)
21.1	List of Subsidiaries (filed herewith)
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
24	Power of Attorney (included on the signature page of the Form S-3)
99.1	Form F-N (filed herewith)